EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Suqun Lin, chief executive officer of Joymain International Development Group Inc. (the “ Company”), and I, Chengjie He, chief financial officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K of the Company for the year ended April 30, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Joymain International Development Group Inc.

Dated: August 22, 2016

/s/ Suqun Lin
Suqun Lin
President, Chief Executive Officer, Secretary and
Director
Joymain International Development Group Inc.

/s/ Chengjie He
Chengjie He
Principal Financial Officer and Principal
Accounting Officer
Joymain International Development Group Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Joymain International Development Group Inc. and will be retained by Joymain International Development Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.